UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2026 (August 26, 2026)

CYCURION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1640 Boro Place, Suite 420C
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 740-0710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC

Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to the Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2026, Cycurion, Inc., a Delaware corporation (the “Company”), filed a fourth amendment (the “Amendment”) to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to implement a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share, at a ratio of 1-for-8 (the “Reverse Stock Split”). The Reverse Stock Split will become effective with the commencement of business on August 28, 2026 (the “Effective Time”).

The Company’s common stock will begin trading on a split-adjusted basis on The Nasdaq Global Market at the market open on August 28, 2026, under the existing trading symbol “CYCU.” A new CUSIP number, 95758L404, will be assigned to the Company’s common stock in connection with the Reverse Stock Split.

On August 13, 2026, the Company’s board of directors approved the implementation of the Reverse Stock Split. At the Company’s 2026 annual general meeting of stockholders held on July 23, 2026, the Company’s stockholders approved a proposal to effect one or more reverse stock splits at a ratio ranging from 3:1 to 75:1, inclusive, with an aggregate ratio not to exceed 250:1, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 30, 2026, as amended. Such stockholder approval became effective on July 23, 2026.

The Reverse Stock Split is intended to, among other things, assist the Company in maintaining compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Market.

At the Effective Time, every eight shares of the Company’s common stock then issued and outstanding will be combined into one share of common stock, without any change to the par value per share and without any change in the total number of authorized shares of common stock. The number of issued and outstanding shares of common stock will be reduced from approximately 25,840,335 shares to approximately 3,230,041 shares. The Reverse Stock Split will not affect any stockholder’s percentage ownership interest in the Company, except for minor changes that may result from the treatment of fractional shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment (without interest and subject to applicable withholding taxes) equal to the fractional share interest multiplied by the closing price of the Company’s common stock on The Nasdaq Global Market on the trading day immediately preceding the Effective Time.

Stockholders holding share certificates will receive instructions from Equiniti Trust Company, LLC, the Company’s transfer agent, regarding the exchange of shares. Stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take any action.

Proportionate adjustments will be made to all outstanding equity-based awards and securities, including warrants, stock options, restricted stock awards, and convertible securities, to reflect the Reverse Stock Split, including adjustments to the number of shares issuable and/or the applicable exercise or conversion prices, as appropriate.

The foregoing description of the Amendment and the Reverse Stock Split does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 26, 2026, the Company issued a press release announcing that the Reverse Stock Split will take effect and that the Company’s common stock will begin trading on a split-adjusted basis on The Nasdaq Global Market at the market open on August 28, 2026.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
3.1	Fourth Amendment to Second Amended and Restated Certificate of Incorporation of Cycurion, Inc.
99.1	Press Release dated August 26, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date: August 28, 2026	By:	/s/ L. Kevin Kelly
	Name: Title:	L. Kevin Kelly Chief Executive Officer